UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                   FORM 8-K

                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  March 5, 1996


                    Balcor/Colonial Storage Income Fund-86
              (Exact Name of Registrant as Specified in Charter)


          Illinois                  0-15639                  36-3435425
----------------------------      -----------            -------------------
(State or Other Jurisdiction      (Commission               (IRS Employer
      of incorporation)           File Number)           Identification No.)


     Balcor Plaza, 2355 Waukegan Road, Suite A200, Bannockburn, IL    60015
     -------------------------------------------------------------    -----
               (Address of Principal Executive Offices)             (Zip Code)

Registrant's telephone number, including area code (847) 267-1600

Item 2.   Acquisition or Disposition of Assets.

(a) Pursuant to an agreement dated as of March 5, 1996, the Registrant agreed to sell to Storage Trust Properties, L.P., a Delaware limited partnership (the "Purchaser") substantially all of the assets of the Registrant, consisting of 24 mini-warehouse facilities (the "Facilities"). The purchase price (the "Purchase Price") for the Facilities is $67,100,000. The Purchaser has paid $3,350,000 to the Registrant as earnest money to be held in escrow until consummation of the sale. The remaining $63,750,000 of the Purchase Price, plus or minus prorations and credits, if any, will be paid to the Purchaser at the closing, which is currently scheduled to occur on May 15, 1996 but may, under certain limited circumstances, be extended to not later than July 15, 1996 (the "Closing"). The Purchase Price was the result of arm's-length negotiations between the Registrant and the Purchaser.

     The Registrant will pay to affiliates of its general partners (the "General Partners") a brokerage commission equal to 3% of the amount paid by the Purchaser in connection with the sale of the Facilities.

     The sale of the Facilities is subject to the satisfaction of certain terms and conditions, including the receipt of appropriate closing documentation, the Purchaser's satisfactory review of survey, title and environmental matters and the non-occurrence of certain events which could give rise to termination of the sale of the Facilities prior to the Closing. In addition, consummation of the transaction is subject to approval by the holders of a majority of the outstanding limited partnership interests of the Registrant. There can be no assurance that all terms and conditions will be satisfied or that the necessary consent will be obtained and, therefore, it is possible that the Registrant will not sell the Facilities.

     As soon as practicable after the Closing, the General Partners intend to liquidate and dissolve the Registrant and distribute the net proceeds from the sale of the Facilities in the manner set forth in the Registrant's Amended and Restated Agreement and Certificate of Limited Partnership.

     There exists no material relationship between the Registrant and the Purchaser, or between any affiliates of such entities.

Item 7.   Financial Statements and Exhibits.


(c)  Exhibits.

     2.1 Agreement of Sale by and between Storage Trust Properties, L.P., and Balcor/Colonial Storage Income Fund-86, dated as of March 5, 1996, as amended.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   BALCOR/COLONIAL STORAGE
                                   INCOME FUND-86

                                   By:  Balcor Storage Partners-86, an Illinois
                                        general partnership, a General Partner


                                        By:  The Balcor Company, a Delaware
                                             corporation
                                        Its:      General Partner


                                        By:  /s/Jerry M. Ogle
                                             -------------------------------
                                        Its: Vice President and Secretary
                                             -------------------------------


                                   By:  Colonial Storage 86, Inc., a Texas
                                        corporation, a General Partner


                                        By:  /s/James R. Pruett
                                             -------------------------------
                                        Its: President
                                             -------------------------------

Dated:  March 19, 1996

                  Exhibit Index
                  -------------

                                              Sequential
                                                 Page
 Exhibit #               Item                   Number
-----------   ---------------------------     ----------
   2.1        Agreement of  Sale  between         5
              Storage  Trust  Properties,
              L.P.  and   Balcor/Colonial
              Storage   Income   Fund-86,
              dated as of March 5,  1996,
              as amended.